UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC, 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported: February 15, 2008)

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INNOPHOS HOLDINGS, INC.

(exact names of registrants as specified on their charters)

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Delaware	001-33124	20-1380758
(states or other jurisdictions of incorporation)	(Commission File numbers)	(IRS Employer Identification Nos.)

259 Prospect Plains Road

Cranbury, New Jersey 08512

(Address of Principal Executive Officer, including Zip Code)

(609) 495-2495

(Registrants' Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 8.01 Other Items.

On February 14, 2008, the registrant issued a press release announcing that New York State's highest court unanimously affirmed indemnification judgments which Innophos had previously won against Rhodia, S.A. in two lower courts.  In a 7-0 ruling, the New York Court of Appeals upheld Innophos' position that claims asserted by the Mexican National Waters Commission (CNA) for water extraction were "taxes" for which Innophos was entitled to be fully indemnified under a 2004 acquisition agreement.  The ruling is not subject to further appeals.  The text of the press release is filed with this report as Exhibit 99.1 and is incorporated by reference in response to this item.

The following exhibits are filed with this report:

Exhibit No.	Description

99.1	Press Release dated February 14, 2008

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

Dated: February 15, 2008	By:	/s/ William N. Farran
	Name:	William N. Farran
	Title:	Vice President and General Counsel